UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2015

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
______________________________________ (State or other jurisdiction	____________________ (Commission	____________________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin		53209
_____________________________________________________________ (Address of principal executive offices)		__________________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2015, the Board of Directors of Johnson Controls, Inc. (the "Company") approved an amendment to the Company’s By-Laws, as amended (the "By-Laws"), which became effective immediately.

The amendment added a new Article IX to the By-Laws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Wisconsin Business Corporation Law or the corporation’s Restated Articles of Incorporation or the By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Circuit Court for Milwaukee County, Wisconsin (or if the Circuit Court does not have jurisdiction, the U.S. District Court for the Eastern District of Wisconsin - Milwaukee Division).

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.     Description

3.1	By-Laws of Johnson Controls, Inc., as amended through July 22, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

July 24, 2015	By:	/s/ Brian J. Cadwallader
		Name:	Brian J. Cadwallader
		Title:	Vice President, Secretary and General Counsel